UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) September 16, 2003

Microfield Group, Inc.

(Exact name of registrant as specified in its charter)

Oregon	000-26226	93-0935149

(State or other jurisdiction	Commission	(IRS Employer
of incorporation)	file number	Identification No.)

1631 NW Thurman, Suite 310, Portland, OR	97209

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (503) 419-3580

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

On September 16, 2003, Microfield Group, Inc. (“Microfield” or the “Company”) acquired Velagio, Inc., an Oregon corporation (“Velagio”), and Christenson Technology Services, Inc., an Oregon corporation (“CTS”) through mergers of these companies with two of Microfield’s wholly owned subsidiaries. The values of the mergers were determined based on a Microfield per share price of $0.26, which was the average closing price for Microfield’s common stock for the five days ending on September 15, 2003.

Microfield’s acquisition of Velagio and CTS occurred in two separate transactions closing on the same day as follows:

Transaction 1: Pursuant to an Agreement and Plan of Merger dated September 15, 2003, which had as its parties Microfield, VSI Acquisition Co., an Oregon corporation, Velagio, Kurt A. Underwood and TSI Telecommunication Services, Inc., a Delaware corporation (“TSI”), Microfield issued 4,193,143 shares of its common stock and issued 473,907 stock options in exchange for 100% of the outstanding common and preferred stock and common stock options of Velagio. Microfield’s wholly owned subsidiary VSI Acquisition Co. merged with and into Velagio. Mr. Underwood, president of Velagio, received 3,404,958 shares of Microfield common stock which constituted 20.3% of the issued and outstanding shares of Microfield upon completion of Transactions 1 and 2 on September 16, 2003. TSI received 788,185 shares of common stock of Microfield which constituted 4.7% of the issued and outstanding shares of Microfield upon completion of Transactions 1 and 2. Mr. Underwood and TSI have placed 203,008 and 46,992 shares of common stock of Microfield, respectively, in escrow pursuant to the terms of an Indemnification Escrow Agreement dated September 15, 2003, attached hereto as an exhibit.

Transaction 2: Pursuant to an Agreement and Plan of Merger dated September 15, 2003, which had as its parties Microfield, CTS Acquisition Co., an Oregon corporation, CTS and Christenson Group LLC, an Oregon limited liability company, Microfield issued 4,193,142 shares of its common stock in exchange for 100% of the common stock of CTS. Microfield’s wholly owned subsidiary CTS Acquisition Co., merged with and into CTS. Christenson Group LLC was issued 4,193,142 shares of common stock of Microfield which constituted 25% of the issued and outstanding shares of Microfield upon completion of Transactions 1 and 2. Christenson Group has placed 250,000 of these shares in escrow pursuant to the terms of an Indemnification Escrow Agreement dated September 15, 2003, and attached hereto as an exhibit.

The description of these transactions contained herein are qualified in their entirety by reference to both of the Agreement and Plan of Mergers each dated September 15, 2003 and attached hereto as Exhibits 2.1 and 2.2, and incorporated herein by reference (“Merger Agreements”).

Mr. Underwood and Mr. Robert J. Jesenik, a significant beneficial owner of CTS and Christenson Group LLC, were appointed as directors by the board of directors of Microfield, pursuant to the terms of the Merger Agreements.

Pursuant to the terms of the Merger Agreements, Mr. Underwood was also appointed President and Chief Executive Officer of Microfield. Mr. Wright, the former President and Chief Executive Officer of Microfield, was appointed the Chief Operating Officer.

The total issued and outstanding shares of common stock of Microfield on September 16, 2003 were 16,772,570 shares.

CTS provides installation and implementation of business information systems and electrical systems. Velagio provides business and information systems integration and development consulting. Microfield intends to continue the historic business of CTS and expand their services to integrate certain aspects of the products and services provided by Innovative Safety Technologies (IST), an additional wholly-owned subsidiary of Microfield, and Velagio.

Subsequent Events

On December 31, 2003, the Company merged two of its wholly-owned subsidiaries, IST and Velagio into CTS. As a result of this transaction, the Company now has one wholly-owned subsidiary remaining. Also on that date, the name of the remaining subsidiary, Christenson Technology Services, Inc. was changed to Christenson Velagio, Inc.

On January 16, 2004, Mr. Jim Kotchik, the Company’s Chief Financial Officer, resigned. On January 21, 2004, Mr. Kurt Underwood’s employment as President and Chief Executive Officer was terminated by the Microfield board of directors. Coincident with Mr. Underwood’s separation, Mr. Peter Arrezini, the Company’s Executive Vice President, resigned and Mr. Underwood resigned from the Company’s board of directors. Shortly after that date, the Company’s board of directors appointed William C. McCormick as Acting Chief Executive Officer of Microfield, and also appointed him to serve as a director on the Company’s board.

Due to the separation of Mr. Underwood from the Company, as part of its preparation for the audit of the Company for the year ended January 3, 2004, the Company will carefully evaluate the potential impairment of goodwill recorded in connection with the acquisition of Velagio required by Statement of Financial Accounting Standards (SFAS) No. 142, “Goodwill and Intangible Assets.”

Item 7. Financial Statements and Exhibits

In our report on Form 8-K filed October 1, 2003, no financial information was provided for Velagio, Inc. and CTS, Inc. In this report on Form 8-K/A we are providing the following financial information:

(a)	Unaudited Pro Forma Condensed Combined Financial Statements of Microfield Group, Inc. giving effect to the acquisition of Velagio, Inc.

(b)	Discussion regarding forward looking financial information of Microfield Group, Inc. considering the acquisition of Velagio and CTS.

(c)	Audited Financial Statements of Velagio, Inc. as of December 31, 2002 and December 31, 2001 and for the years then ended.

(d)	Unaudited Interim Financial Statements of Velagio, Inc. as of and for the six-month periods ended June 30, 2003 and June 30, 2002.

(e)	Exhibits

After the acquisitions, the Company enlisted an independent accounting firm to perform audits of Velagio and CTS. The audited financial statements of Velagio and unaudited interim financial statements of Velagio are included as a part of the financial information listed above. In the course of trying to complete the audit of GAAP (generally accepted accounting principles) compliant financial statements related to this 8-K/A filing, the Company’s independent accountants and management team noted certain material internal control weaknesses within the operations of CTS in the areas of revenue recognition, cash disbursements, inventory accounting, and document control. The Company’s management concluded that financial statements of CTS for fiscal 2002 and fiscal 2001 could not be prepared in accordance with GAAP. Accordingly, the Company’s independent accountants concluded that they could not render an opinion on the historical fiscal 2002 and fiscal 2001 financial statements of CTS in accordance with generally accepted auditing standards. Therefore, the historical financial information of CTS has been excluded from this filing. The Company has provided a narrative on the forward-looking financial information of the Company including CTS based on management’s best estimates of revenues and net income.

The Company continues to address the internal control weaknesses noted by the independent auditors and management. An improved information system (accounting, operational and financial reporting tools), which is intended to address many of the deficiencies related to internal financial controls and accounting procedures, has been selected and is in the process of implementation.

Unaudited Pro Forma Condensed Combined Financial Statements

Consideration paid by the Company in the acquisition of Velagio was approximately $1,263,000 consisting of the issuance of 4,193,143 shares of Microfield common stock with a fair value of $1,090,217, the issuance of 473,907 incentive stock options with a fair value of $112,655 to purchase shares of Microfield common stock and payment of direct acquisition costs of approximately $60,000. This consideration has been allocated to the tangible and identifiable intangible assets acquired and liabilities assumed according to their respective fair values, with the excess purchase consideration being allocated to goodwill at the closing of the transaction. This acquisition was consummated on September 16, 2003.

The unaudited pro forma statements of operations data for the year ended December 31, 2002 and the six months ended June 28, 2003, give effect to (i) the acquisition of Velagio applying the purchase method of accounting and (ii) certain adjustments that are directly attributable to the acquisition as if the transaction was consummated as of January 1, 2002. The unaudited pro forma balance sheet data gives effect to the acquisition of Velagio and the related adjustments directly attributable to the transaction as if they had occurred on June 30, 2003. In the opinion of Microfield, all adjustments and/or disclosures necessary for a fair presentation of the pro forma data have been made. These unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or the financial position that would have been achieved had the acquisition of Velagio been consummated as of the date indicated, or of the results that may be obtained in the future.

These unaudited pro forma condensed combined financial statements and notes thereto should be read in conjunction with the Velagio, Inc. audited financial statements and notes thereto as of December 31, 2002 and December 31, 2001 included in this report on Form 8-K/A; the unaudited Velagio, Inc. financial statements and notes thereto as of and for the six-months ended June 30, 2003 and June 30, 2002, included in this report on Form 8-K/A; the Microfield Group, Inc. audited consolidated financial statements and notes thereto included in Microfield’s Annual Report on Form 10-KSB for the fiscal year ended December 28, 2002 as filed with the Securities and Exchange Commission (SEC); and the Microfield Group, Inc. unaudited, consolidated financial statements and notes thereto included in Microfield’s Quarterly Report of Form 10-QSB for the quarter ended June 28, 2003 as filed with the SEC.

Item 7. Financial Statements and Exhibits.

(a)	Unaudited Pro Forma Condensed Combined Financial Statements of Microfield Group, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the year ended December 28, 2002 for Microfield Group, Inc., and for the year ended December 31, 2002 for Velagio, Inc.

					Pro Forma
	Microfield		Pro Forma		Balances
	Group	Velagio	Adjustments	Reference	(unaudited)
Sales	$232,648	$1,712,797	$—		$1,945,445
Cost of sales	143,508	613,522	—		757,030

Gross profit	89,140	1,099,275	—		1,188,415

Operating expenses:
Sales, general and administrative	470,481	946,954	—		1,417,435
Depreciation and amortization	26,586	148,644	—		175,230

Total operating expenses	497,067	1,095,598	—		1,592,665

Income (loss) from operations	(407,927)	3,677	—		(404,250)
Other income (expense)	20,942	(19,343)	—		1,599

Loss from continuing operations	$(386,985)	$(15,666)	—		$(402,651)

Basic and diluted net loss per share	$(0.07)				$(0.04)

Weighted average shares used in per share calculations:
Basic and fully diluted	5,599,654		4,193,143		9,792,797

The accompanying notes are an integral part of these financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the six months ended June 29, 2003 for Microfield Group, Inc.
and for the six months ended June 30, 2003 for Velagio, Inc.

					Pro Forma
	Microfield		Pro Forma		Balances
	Group	Velagio	Adjustments	Reference	(unaudited)
Sales	$291,090	$806,498	$—		$1,097,588
Cost of sales	210,008	258,473	—		468,481

Gross profit	81,082	548,025	—		629,107

Operating expenses:
Sales, general and administrative	534,144	487,117	—		1,021,261
Depreciation and amortization	37,932	27,617	—		65,549

Total operating expenses	572,076	514,734	—		1,086,810

Income/(loss) from operations	(490,994)	33,291	—		(457,703)
Other income (expense), net	(5,833)	216	—		(5,617)

Loss from continuing operations	$(496,827)	$33,507	—		$(463,320)

Basic and diluted loss from continuing operations per share	$(0.06)				$(0.04)

Weighted average shares used in per share calculations:
Basic and fully diluted	8,038,204		4,193,142		12,231,346

The accompanying notes are an integral part of these financial statements.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 28, 2003 for Microfield Group, Inc.
and as of June 30, 2003 for Velagio, Inc.

			Pro Forma		Pro Forma Balances
	Microfield Group	Velagio	Adjustments		(unaudited)
Assets
Current assets
Cash	$22,562	$283,825			$306,387
Accounts receivable	152,311	40,232			192,543
Unbilled revenue	—	10,620			10,620
Inventory	80,015	—			80,015
Other current assets	32,460	430			32,890

Total current assets	287,348	335,107			622,455
Equipment, net	129,922	60,189			190,111
Intangibles, net	279,335	—			279,335
Goodwill	250,490	—	1,044,700	Note 2	1,295,190

Total Assets	$947,095	$395,296	$1,044,700		$2,387,091

Liabilities, Mandatorily Redeemable Preferred Stock and Shareholders’ Equity
Current liabilities
Accounts payable	$235,508	$13,047			$248,555
Other current liabilities	190,255	164,093			354,348

Total current liabilities	425,763	177,140			602,903
Long term liabilities	140,741	—			140,741

Total liabilities	566,504	177,140			743,644

Mandatorily redeemable convertible preferred stock – authorized, 20,000,000 shares of $.001 par value; 9,259,259 shares of Series A issued and outstanding at June 30, 2003	—	2,500,000	(2,500,000)	Note 2	—

Shareholders’ Equity (Deficit)
Common stock, no par value, 25,000,000 shares authorized, 12,579,427 issued and outstanding as of June 29, 2002. Prior to the acquisition Microfield had 8,386,285 shares issued and outstanding.	16,586,117		1,262,856	Note 2	17,848,973
Common stock – authorized 65,000,000 shares of $.001 par value, 40,000,000 shares issued and outstanding at June 30, 2003		12,108	(12,108)	Note 2	—
Accumulated deficit	(16,205,526)	(2,293,952)	2,293,952	Note 2	(16,205,526)

Shareholders’ Equity (Deficit)	380,591	(2,281,844)	3,544,700		1,643,447

Total Liabilities, Mandatorily Redeemable Preferred Stock and Shareholders’ Equity (Deficit)	$947,095	$395,296	$1,044,700		$2,387,091

The accompanying notes are an integral part of these financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

This Current Report on Form 8-K/A contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and other risks detailed in our Annual Report on Form 10-KSB for the year ended December 28, 2002 and other reports filed with the Securities Exchange Commission from time to time. Actual results could differ materially from those projected in these forward-looking statements as a result of the risks described above as well as other risk factors set forth in our periodic reports both previously and hereafter filed with the Securities Exchange Commission.

Note 1 – Basis of Presentation

On September 16, 2003, Microfield completed the acquisition of Velagio, Inc. for 4,193,143 shares of Microfield common stock and granted 473,907 employee stock options together valued at approximately $1,263,000, including acquisition costs.

The purchase method of accounting has been used in the preparation of the accompanying unaudited pro forma condensed combined financial statements. Under this method of accounting, the purchase consideration is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed according to their respective fair values, with the excess purchase consideration being recorded as goodwill. For the purposes of pro forma adjustments, Microfield has followed Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations,” and SFAS No. 142, “Goodwill and Intangible Assets.”

The unaudited pro forma condensed combined statements of operations are presented combining Microfield’s audited condensed consolidated statement of operations for the year ended December 28, 2002 and Microfield’s unaudited condensed statement of operations for the six months ended June 28, 2003 with Velagio’s statements of operations for the year ended December 31, 2002 and for the six months ended June 30, 2003 assuming the transaction occurred on January 1, 2002. The unaudited pro forma condensed combined balance sheet gives effect to the acquisition as if the transaction had taken place on June 30, 2003 and combines Microfield’s unaudited June 28, 2003 condensed balance sheet amounts with Velagio’s unaudited balance sheet as of June 30, 2003. These pro forma statements are based on such condensed financial statements after giving effect to the transaction under the purchase method of accounting and the assumptions and adjustments described below. The pro forma information does not purport to be indicative of the results, which would have been reported if the purchase had been in effect for the periods presented or which may result in the future.

There were no transactions between Microfield and Velagio during the periods presented. There are no significant differences between the accounting policies of Microfield and Velagio.

Note 2 – Pro forma adjustments

Pursuant to the Merger Agreement, shareholders of Velagio, in total received 4,193,142 shares of Microfield common stock, and 473,907 options to purchase the company’s common stock. For purposes of the unaudited pro forma condensed combined financial statements, the fair value of the Company’s common stock issued as a part of the acquisition was determined based on the average price of the Company’s common stock for several days before the acquisition of Velagio. The fair value of fully-vested employee stock options issued in conjunction with this acquisition has been included in the determination of the purchase price. The fair value of such options was determined using the Black-Scholes model using the following assumptions; expected dividend yield - 0%, risk free interest rate — 3.09%, expected life – 5 years, and expected volatility – 134.4%.

The components of the purchase price were as follows:

Common Stock	$1,090,217
Option issuance value	112,655
Direct acquisition costs	59,984

Total purchase price	$1,262,856

In accordance with Financial Accounting Standard (SFAS) No. 141, Business Combinations, the total purchase price was allocated to the estimated fair value of assets acquired and liabilities assumed. The fair value of the assets acquired was based on management’s best estimates and the determination of an intangible asset valuation professional. The total purchase price was allocated to the assets and liabilities acquired as follows:

Cash and other current assets	$335,107
Equipment	60,189
Goodwill	1,044,700
Current liabilities	(177,140)

Total	$1,262,856

Goodwill of $1,044,700 represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired. In accordance with SFAS 142, goodwill is not amortized and will be tested for impairment at least annually.

This transaction had no effect on the Company’s earnings at the date of acquisition as the assets and liabilities were acquired at the same cost basis for which they were listed in the previous Velagio financial statements, except for goodwill which was recorded at the excess of the purchase price over the net assets. There were no assets that were required to be written down at the acquisition date and no assets that required a regular recurring expense to be charged against the company’s earnings.

As part of its preparation for the audit of the Company for the year ended January 3, 2004, the Company will carefully evaluate the potential impairment of goodwill recorded in connection with the acquisition of Velagio as required by Statement of Financial Accounting Standards (SFAS) No. 142, “Goodwill and Intangible Assets.”

Forward-Looking Financial Information of Microfield Group, Inc.

Pursuant to an Agreement and Plan of Merger dated September 15, 2003, which had as its parties Microfield, CTS Acquisition Co., an Oregon corporation, CTS and Christenson Group LLC, an Oregon limited liability company, Microfield issued 4,193,142 shares of its common stock in exchange for 100% of the common stock of CTS. Microfield’s wholly owned subsidiary CTS Acquisition Co. merged with and into CTS. Christenson Group LLC was issued 4,193,142 shares of common stock of Microfield which constitutes 25% of the issued and outstanding shares of Microfield. Christenson Group has placed 250,000 of these shares in escrow pursuant to the terms of an Indemnification Escrow Agreement dated September 15, 2003, and attached hereto as an exhibit.

The description of this transaction contained herein is qualified in its entirety by reference to the Agreement and Plan of Merger dated September 15, 2003 and attached hereto as Exhibit 2.2, and incorporated herein by reference (“Merger Agreement”).

CTS provides installation and implementation of business information systems and electrical systems. Velagio provides business and information systems integration and development consulting. Microfield intends to continue the historic business of CTS and expand their services to integrate certain aspects of the products and services provided by IST and Velagio.

After the acquisition, the Company enlisted an independent accounting firm to perform an audit of CTS. In the course of trying to complete the audit of GAAP compliant financial statements related to its Form 8-K/A filing, the Company’s independent accountants and management team noted certain material internal control weaknesses within the operations of CTS in the areas of revenue recognition, cash disbursements, inventory accounting, and document control. The Company’s management concluded that fully compliant GAAP financial statements of CTS for fiscal 2002 and fiscal 2001 could not be prepared in accordance with GAAP. Accordingly, the Company’s independent accountants concluded that they could not render an opinion on the historical fiscal year 2002 and fiscal year 2001 financial statements of CTS in accordance with generally accepted auditing standards. Therefore, the historical financial information of CTS has been excluded from this filing. The following narrative on the forward-looking financial information of the Company including CTS is based on management’s best estimates of revenues and net income.

The Company continues to address the internal control weaknesses noted by the independent auditors and management. An improved information system (accounting, operational and financial reporting tools), which is intended to address many of the deficiencies related to internal financial controls and accounting procedures, has been selected and is in the process of implementation.

CTS has historically been unprofitable. CTS is a combination of what was previously the operations of Optec, Inc., and the electrical services and cabling operations of Christenson Electric, Inc. Christenson Electric has historically allocated certain corporate overhead expenses to the operations of CTS and to the divisional operations of its electrical services and cabling businesses. The operations of Christenson Electric’s cabling division were acquired by CTS in July 2002. The operations of the electrical services division of Christenson Electric were acquired by CTS in June 2003. Microfield Group, Inc. is currently integrating the operations of Velagio and CTS with the operations of its other wholly-owned subsidiary, Innovative Safety Technologies, Inc. Management is scrutinizing the monthly overhead expenses to bring the consolidated group to profitability.

Revenue. The Company estimates that its annual revenues for the year ended December 2004 will likely range between $30 and $40 million. This equates to average revenue of approximately $2.5 million to $3.3 million per month.

Net Income. The Company has taken steps to improve gross margins and lower S G & A expenses while developing new sources of capital. A combination of improvement in these areas, if accomplished to our expectations throughout 2004, is expected to result in Q1 2004 net pre tax losses in the range of $1.0 to $1.5 million, improving toward monthly breakeven during the year’s second half.

This filing includes statements that may constitute “forward-looking” statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause or contribute to such differences that include, but are not limited to, competitive factors, the success of new products and services in the marketplace, dependence upon third party vendors, and the ability to obtain financing. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this filing.

INDEX TO VELAGIO, INC. FINANCIAL STATEMENTS

Financial Statements of Velagio, Inc. for the Years Ended December 31, 2002 and 2001:
Report of independent auditors
Balance Sheets at December 31, 2002 and 2001
Statements of Operations for the years ended December 31, 2002 and 2001
Statement of Changes in Stockholders’ Equity for the years ended December 31, 2002 and 2001
Statements of Cash Flows for the years ended December 31, 2002 and 2001
Notes to Financial Statements
Unaudited Interim Financial Statements of Velagio, Inc. for the six months ended June 30, 2002:
Balance Sheets at June 30, 2003 and December 31, 2002
Statements of Operations for the six months ended June 30, 2003 and 2002
Statement of Cash Flows for the six months ended June 30, 2003 and 2002
Notes to Interim Financial Statements

Report of Independent Auditors

To the Board of Directors and Shareholders
of Velagio, Inc.:

In our opinion, the accompanying balance sheets and the related statements of operations, changes in shareholders’ deficit, and cash flows present fairly, in all material respects, the financial position of Velagio, Inc. (the “Company”) at December 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As explained in Note 9, the Company entered into a merger agreement with Microfield Group, Inc. on September 16, 2003, whereby all of the outstanding common and preferred stock of the Company was exchanged for common shares of Microfield Group, Inc. The accompanying financial statements do not include any effects of this transaction.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

October 30, 2003
Portland, Oregon

Item 7. Financial Statements and Exhibits.

(b)	Audited Financial Statements of Velagio, Inc. as of December 31, 2002 and December 31, 2001

Velagio, Inc.
Balance Sheets
As of December 31, 2002 and 2001

	2002	2001
Assets
Current assets:
Cash and cash equivalents	$211,305	$136,663
Restricted cash	—	13,000
Accounts receivable	43,245	195,733
Unbilled revenue	11,100	—
Prepaid expenses and other current assets	5,430	13,701

Total current assets	271,080	359,097

Property and equipment, net	354,391	349,475
Leasehold improvements	80,538	75,575

	434,929	425,050
Accumulated depreciation and amortization	(350,683)	(202,039)

	84,246	223,011

	$355,326	$582,108

Liabilities, mandatorily redeemable convertible preferred stock and shareholders’ deficit
Current liabilities:
Note payable to related party	$—	$145,000
Accrued interest payable to related party	—	17,352
Accounts payable	17,633	47,066
Accrued payroll	35,316	31,954
Accrued vacation	19,477	31,820
Deferred revenue	98,250	108,600

Total current liabilities	170,676	381,792

Commitments and contingencies (Note 7)	—	—
Mandatorily redeemable convertible preferred stock – authorized, 20,000,000 shares of $.001 par value; 9,259,259 shares of Series A issued and outstanding at December 31, 2002 and 2001	2,500,000	2,500,000

Shareholders’ deficit:
Common stock — authorized, 65,000,000 shares of $.001 par Value 40,000,000 shares issued and outstanding, at December 31, 2002 and 2001.	10,000	10,000
Nonemployee stock options	2,108	2,108
Accumulated deficit	(2,327,458)	(2,311,792)

Total shareholders’ deficit	(2,315,350)	(2,299,684)

Total liabilities, mandatorily redeemable convertible preferred stock and shareholders’ deficit	$355,326	$582,108

The accompanying notes are an integral part of these financial statements.

Velagio, Inc.
Statements of Operations
For the Years Ended December 31, 2002 and 2001

	2002	2001
Revenue	$1,599,783	$983,636
Reimbursed expenses	113,014	81,818

Total services income	1,712,797	1,065,454
Cost of revenue	613,522	373,820
Depreciation and amortization expense	148,644	159,766
Sales, general and administrative expense	946,954	1,974,711

Income (loss) from operations	3,677	(1,442,843)
Interest and other expenses	(21,931)	(36,124)
Interest income	2,588	22,946

Net Loss	$(15,666)	$(1,456,021)

The accompanying notes are an integral part of these financial statements.

Velagio, Inc.
Statement of Changes in Shareholders’ Deficit
For the Years Ended December 31, 2002 and 2001

			Non Employee
	Common Stock		Stock Options	Accumulated
	Shares	Amount	Amount	Deficit	Total
Balances at January 1, 2001	40,000,000	$10,000	$—	$(855,771)	$(845,771)
Non employee stock options			2,108	—	2,108
Net loss			—	(1,456,021)	(1,456,021)

Balances at December 31, 2001	40,000,000	10,000	2,108	(2,311,792)	(2,299,684)
Net loss				(15,666)	(15,666)

Balances at December 31, 2002	40,000,000	$10,000	$2,108	$(2,327,458)	$(2,315,350)

The accompanying notes are an integral part of these financial statements.

Velagio, Inc.
Statement of Cash Flows
For the Years Ended December 31, 2002 and 2001

	2002	2001
Cash Flows From operating activities
Net loss	$(15,666)	$(1,456,021)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization expense	148,644	159,766
Changes in operating assets and liabilities
Accounts receivable	152,488	(165,188)
Contract costs and estimated earnings in excess of related billings	(11,100)	2,333
Contract billings in excess of related costs and estimated earnings	—	(4,150)
Prepaid expenses and other current assets	8,271	146,274
Accounts payable	(29,433)	(51,545)
Accrued expenses	(8,981)	(12,071)
Interest payable to related party	(17,352)	11,627
Deferred revenue	(10,350)	108,600

Net cash provided by (used in) operating activities	216,521	(1,260,375)

Cash flows from investing activities
Restricted cash	13,000	(13,000)
Purchases of equipment and leasehold improvements	(9,879)	(97,315)

Net cash provided by (used in) investing activities	3,121	(110,315)

Cash flows from financing activities:
Repayments of note payable to related party	(145,000)	—

Net cash used in financing activities	(145,000)	—

Net increase (decrease) in cash and cash equivalents	74,642	(1,370,690)
Cash and cash equivalents, beginning of period	136,663	1,507,353

Cash and cash equivalents, end of period	$211,305	$136,663

Supplemental schedule of non cash financing activities
Issuance of non employee stock options to settle accounts payable	$—	$2,108

The accompanying notes are an integral part of these financial statements.

Velagio, Inc.
Notes to the Financial Statements

1.	Description of the Business

Velagio, Inc. (“Velagio”) was incorporated as a “C” Corp on March 17, 2000 in the state of Oregon. Velagio is a consulting firm that provides outsourced services for the development and implementation of software packages. Velagio also integrates off-the-shelf software programs into current systems for customers.

2.	Summary of Significant Accounting Policies

Use of Estimates

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, which require management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of commercial paper and other short-term investments that are readily convertible into cash and have original maturities of three months or less. Restricted cash at December 31, 2001 consisted of amounts on deposit required for collateral on Velagio’s credit cards.

Concentrations of Credit Risk

Financial instruments, which potentially subject Velagio to concentrations of credit risk, consist primarily of cash and cash equivalents and accounts receivable. Velagio maintains its cash and cash equivalents with high-credit quality financial institutions. Velagio does not believe it is exposed to any significant credit risk on cash and cash equivalents.

Concentrations of credit risk with respect to accounts receivable are limited since Velagio does business primarily with large credit-worthy customers.

Fair value of Financial Instruments

The carrying value of Velagio’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses are carried at cost, which approximates fair value due to the relative short maturities of these instruments.

Accounts Receivable

Trade accounts receivable include retainage billed on contracts of $11,000 and $0 at December 31, 2002 and 2001, respectively. Management recorded an allowance for doubtful accounts of $7,650 in the year ended December 31, 2002. All of the allowance related to invoices outstanding with one customer. At December 31, 2001, there was no allowance for doubtful accounts.

Equipment and Leasehold Improvements

Equipment consists of computers and software, and is stated at cost and depreciated over the estimated useful life of two years using the straight-line method. Leasehold improvements, furniture and fixtures are amortized using the straight-line method over an estimated useful life of four years or the life of the related lease. Expenditures for repairs and maintenance are charged to expense as incurred and expenditures for additions and betterments are capitalized. Upon disposal of assets, the related costs and accumulated depreciation are removed and the resulting gains and losses are included in the statements of operations.

2. Summary of Significant Accounting Policies — continued

Accounting for Long-Lived Assets

Velagio assesses the impairment of long-lived assets periodically whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors considered important which could trigger an impairment review include, but are not limited to, significant underperformance relative to expected historical or projected future operating results, significant changes in the manner of use of the acquired assets or the strategy for the overall business, significant negative industry or economic trends.

When management determines that the carrying value may not be recoverable based upon the existence of one or more of the above indicators of impairment, any impairment measured is based on a projected discounted cash flow method using a discount rate commensurate with the risk inherent in Velagio s current business model.

Deferred Revenue

Deferred revenue consists of prepayments received for projects in process and will be recognized as revenue based on the proportionate performance method, or “as time is incurred.”

Revenue Recognition

Revenue is recognized when persuasive evidence of an arrangement exists, the price is fixed, title has transferred, collection of resulting receivables is probable, there are no customer acceptance requirements and no remaining significant obligations.

Velagio’s revenue is derived primarily from consulting services. Consulting and service revenue consists of strategic advisory, business process re-engineering, design, engineering, software development, systems integration, systems testing and implementation, end user training and post-implementation support activities. Consulting services are generally billed under time and material contracts. Revenue earned from these services is recognized as services are performed. During 2002, Velagio earned revenue in the amount of $215,224 from sales of a software license and the related professional services. Velagio sold this software license with professional services to only one customer during 2002. This contract also included post-contract customer support (“PCS”) services. Revenue from the professional services and license was recognized over the period in which the services were provided. Revenue from the PCS arrangement was recognized over the term of the PCS.

Certain consulting services only contracts included PCS to assist customers with post-implementation issues. PCS services are generally offered under renewable, fee-based contracts or as part of multiple element arrangements. PCS revenue is deferred and recognized ratably over the contract period.

Unbilled revenue represents services performed for which bills have not been issued.

Stock-Based Compensation

Velagio accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board ( “APB “) Opinion No. 25, Accounting for Stock Issued to Employees, and Financial Accounting Standard Board Interpretation (“FIN”) No. 44, Accounting for Certain Transactions Involving Stock Compensation-an Interpretation of APB 25, and complies with the disclosure provisions of Statement of Financial Accounting Standards (“SFAS”) No. 148, Accounting for Stock-Based Compensation, Transition and Disclosure. Under APB No. 25, compensation expense is based on the difference, if any, on the date of the grant, between the fair value of Velagio’s stock and the exercise price. Velagio accounts for stock issued to nonemployees in accordance with the provisions of SFAS No. 148 and the Emerging Issues Task Force (“EITF”) Issue No. 96-18, Accounting for Equity Instruments that are Issued to other than Employees for Acquiring, or in Conjunction with Selling Goods or Services.

Velagio has computed, for pro forma disclosure purposes the value of options granted under its option plans. These computations were made using the Black-Scholes option-pricing model with the following assumptions:

	2002	2001
Risk free interest rate	4.96%	4.79%
Expected dividend yield	0.00%	0.00%
Expected life	6 years	6 years
Expected volatility	0.00%	0.00%

The total value of options granted would be amortized on a pro rata basis over the vesting period of the options. Options generally vest ratably over five years. If Velagio had accounted for these options in accordance with SFAS No. 123, as amended by SFAS No. 148, Velagio’s net loss would have been as reflected in the following pro forma amounts:

	2002	2001
Net loss — as reported	$(15,666)	$(1,456,021)
Net loss – pro forma	$(33,837)	$(1,465,354)

The effects of applying pro forma disclosures of net loss and earnings per share are not likely to be representative of the pro forma effects on net loss/income and earnings per share in the future years, as the number of future shares to be issued under these plans is not known and the assumptions used to determine the fair value can vary significantly.

Generally, Velagio grants options at a price equal to the fair market value of Velagio’s stock on the date of the grant. The weighted-average estimated fair values of stock options granted during fiscal 2002 and 2001 as calculated using the Black-Scholes option pricing model were $0.01 and $0.02 per share, respectively.

Income Taxes

Deferred income taxes result primarily from temporary differences between financial and tax reporting. Deferred tax assets and liabilities are determined based on the difference between the financial statement bases and the tax bases of assets and liabilities using enacted tax rates. A valuation allowance is established to reduce a deferred tax asset to the amount that is expected more likely than not to be realized.

Comprehensive Income

Other comprehensive income refers to revenues, expenses, gains and losses that under accounting principles generally accepted in the United States of America are included in comprehensive income but are excluded from net income as these amounts are recorded directly as an adjustment to stockholders equity. Velagio’s comprehensive income is the same as net income for all periods presented.

Recent Accounting Pronouncements

In June 2001, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 143, Accounting for Asset Retirement Obligations. This standard addresses the financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The standard is effective for fiscal years beginning after June 15, 2002. Velagio will adopt this standard on January 1, 2003, which is not expected to have a material impact on the financial statements.

FAS 146, Accounting for Costs Associated with Exit or Disposal Activities. This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies EITF Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). This Statement applies to costs associated with an exit activity that does not involve an entity newly acquired in a business combination or with a disposal activity covered by FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This Statement does not apply to costs associated with the retirement of a long-lived asset covered by FASB No. 143, Accounting for Asset Retirement Obligations. The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002. The impact of this pronouncement on Velagio’s consolidated financial statements was not material.

In November 2002, the FASB issued FIN No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. FIN No. 45 elaborates on the existing disclosure requirements for most guarantees, and clarifies that at the time a company issues a guarantee, Velagio must recognize an initial liability for the fair value of the obligation it assumes under that guarantee and must disclose that information in its financial statements. The initial recognition and measurement provisions apply on a prospective basis to guarantees issued or modified after December 31, 2002. Adoption of the disclosure requirements of FIN No. 45 resulted in no additional disclosures for Velagio. Adoption of the remaining provisions of FIN No. 45 is not expected to have a material impact on Velagio’s financial statements.

In November 2002, EITF reached a consensus on Issue No. 00-21, “Revenue Arrangements with Multiple Deliverables.” EITF Issue No. 00-21 provides guidance on how to account for arrangements that involve the delivery or performance of multiple products, services and/or rights to use assets. The provisions of EITF Issue No. 00-21 applies to revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The adoption of this Statement is not expected to have a material impact on our results of operations, financial position or cash flows.

On January 17, 2003 the FASB issued FIN No. 46, Consolidation of Variable Interest Entities. The objective of FIN No. 46 is to improve financial reporting by companies involved with variable interest entities. FIN No. 46 changes certain consolidation requirements by requiring a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity’s activities or is entitled to receive a majority of the entity’s residual returns or both. The consolidation requirements apply to entities created before February 1, 2003, no later than the beginning of the first fiscal year or interim period beginning after June 15, 2003. In December 2003, the FASB released a revised version of FIN 46 clarifying certain aspects of FIN 46 and providing certain entities with exemptions from the requirements of FIN 46. Adoption of the disclosure requirements of FIN No. 46 resulted in no additional disclosures for Velagio. Adoption of the remaining provisions of FIN No. 46 is not expected to have a material impact on Velagio’s financial statements.

Velagio has implemented the financial reporting disclosure requirements of SFAS 148, Accounting for Stock-based Compensation — Transition and Disclosure and Amendment to SFAS No. 123; however, accounting for stock-based compensation will continue to be performed under the guidance of APB 25. Adoption of the disclosure provisions of SFAS No. 148 did not have a significant impact on Velagio’s financial statements.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires issuers to classify financial instruments within its scope as liabilities (or an asset in some cases). Prior to SFAS No. 150, many of these instruments may have been classified as equity. This Statement is effective for financial instruments entered into or modified after May 31, 2003. For instruments issued prior to May 31, 2003, this standard is to be implemented by reporting the cumulative effect of a change in accounting principle as of July 1, 2003. On November 7, 2003, the FASB issued FASB Staff Position No. FAS 150-3 (FSP 150-3), Effective Date, Disclosures, and Transition for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests under FASB Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. FSP 150-3 deferred certain aspects of FAS 150. The adoption of FAS 150 and FSP 150-3 is not expected to have a material effect on Velagio’s financial statements.

3.	Notes Payable to Related Party

During 2000 Velagio borrowed $270,000 from Kurt A. Underwood, Velagio’s President, by issuing the following series of promissory notes:

			Interest
Date	Amount	Maturity	Rate
June 9, 2000	$50,000	June 9, 2002	8%
June 23, 2000	190,000	June 23, 2002	8%
August 11, 2000	30,000	August 11, 2002	8%

On November 2, 2000, Velagio repaid $125,000 of these notes, plus accrued interest. During 2002, the remaining $145,000, plus accrued interest, was repaid.

4.	Mandatorily Redeemable Convertible Preferred Stock and Shareholders’ Equity

Common Stock

All common shareholder information reflects a ten for one stock split effective June 27, 2000. A total of 80,000,000 shares are authorized with $.001 par value per share, of which 40,000,000 are issued and outstanding. Contributed capital is less than par value. These shares were purchased by Velagio’s founder for $10,000, which is less than the par value. Subject to preferential and other rights granted to holders of Preferred Stock, the holders of shares of Common Stock are entitled to receive dividends out of legally available funds of Velagio, at the rate and at the time or times as may be provided by the Board of Directors and shall be entitled to receive distributions legally payable to shareholders on the liquidation of Velagio. The holders are entitled to one vote per share and have the right to vote for the election of members of the Board of Directors of the Corporation and the right to vote on all other matters, except where a separate class or series of Velagio’s shareholders vote by class or series.

Preferred Stock

During 2000, Velagio issued 9,259,259 shares of Series A preferred stock in conjunction with a private placement at $0.27 per share. The terms of the Series A preferred shares are as follows.

Dividends. Series A preferred shares issued and outstanding, are entitled to receive, when and if declared by the Board of Directors, cash dividends in the amount of 6.0 percent of the original issue price per annum on each outstanding share of Series A preferred stock, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares. Such dividends shall be payable only when and if declared by the Board of Directors and are non-cumulative.

Liquidation Preference. In the event of any liquidation, dissolution or winding up of Velagio, either voluntary or involuntary, the holders of each share of Series A preferred shall be entitled to be paid out of the assets of Velagio available for distribution to its shareholders, before any declaration and payment or setting apart for payment of any amount shall be made in respect of Junior Stock, an amount equal to the Issue Price and all declared but unpaid dividends. A liquidation event is defined as a sale, lease or other disposition of all or substantially all of the assets of Velagio or any consolidation or merger of Velagio in which the shareholders of Velagio immediately prior to such consolidation, merger or reorganization, owns less than 50 percent of Velagio’s voting power immediately after such event. As a result of this liquidation feature, which could result in an involuntary liquidation of the Series A Preferred, these shares have been classified as mandatorily redeemable on Velagio’s balance sheet.

Conversion. Each holder of any share of Series A preferred stock may, at the holder’s option, convert all or any part of such shares from time to time held by the holder into shares of common stock at any time after the date of issuance. The number of shares of Common Stock into which a holder of Series A Preferred shall be entitled upon conversion shall be the product obtained by multiplying the conversion rate by the number of Series A preferred stock being converted. The conversion rate is initially one-to-one, but is subject to adjustment for events such as stock splits and stock dividends.

Voting Rights. Each holder of Series A Preferred shall have the right to one vote for each share of Common Stock into which such Series A Preferred could then be converted.

5.	Benefit Plan

Velagio provides a defined contribution plan under the provisions of Section 401(k) of the Internal Revenue Code to all of its employees meeting certain service and eligibility requirements. The Plan is not designed to provide for any employer contributions.

6.	Stock Options

Velagio’s 2000 Stock Incentive Plan (the “Plan”) provides for all eligible employees and executives to receive periodic awards as approved by the plan administrators. Under terms of the plans, incentive stock options are granted at an option price not less than the fair value at the date of the grant. Options and restricted stock pursuant to existing awards vest over five years and unexercised options expire ten years from the grant date. There were 10,000,000 shares reserved for issuance under the plan at December 31, 2002.

A summary of the status of Velagio’s stock option activity is presented below:

		Weighted
		Average
	Options	Exercise
	Outstanding	Price
Balance at January 1, 2001	1,265,000	$0.20
Options granted	3,781,000	0.08
Options forfeited	(1,065,000)	0.11

Balance at December 31, 2001	3,981,000	0.11
Options granted	754,000	0.05
Options forfeited	(125,000)	0.05

Balance at December 31, 2002	4,610,000	0.10

The following table summarizes information about stock options outstanding as of December 31, 2002:

		Weighted		Options Exercisable
		Average	Weighted		Weighted
		Remaining	Average		Average
Exercise	Number	Contractual	Exercise	Number	Exercise
Price	Outstanding	Life	Price	Exerciseable	Price
$0.05 – 0.15	3,330,000	9.0 years	$0.06	675,250	$0.06
$0.16 – 0.23	1,280,000	7.6 years	0.20	643,750	0.20

	4,610,000			1,319,000

     The following table summarizes information about stock options outstanding as of December 31, 2001:

		Weighted		Options Exercisable
		Average	Weighted		Weighted
		Remaining	Average		Average
Exercise	Number	Contractual	Exercise	Number	Exercise
Price	Outstanding	Life	Price	Exerciseable	Price
$0.05 – 0.15	2,701,000	9.9 years	$0.06	—	$—
$0.16 – 0.23	1,280,000	8.6 years	0.20	327,500	0.20

	3,981,000			327,500

7.	Commitments and Contingencies

Under the terms of an operating lease agreement for office facilities, Velagio is obligated for annual rental payments plus operating expenses, taxes and insurance as follows for the years ended December 31:

2003	$91,983
2004	94,759
2005	97,584

$284,326

Total expense under operating leases for the years ended December 31, 2002 and 2001 was $104,336 and $130,515, respectively.

Velagio is subject to various claims, possible legal actions and other matters arising out of the normal course of its business. When it is possible to make a reasonable estimate of Velagio’s liability with respect to probable claims, an appropriate provision is made. Although it is impossible to predict the outcome of any such proceedings, management believes that none of such claims will result in losses that would have a material adverse effect on the financial condition of Velagio.

8.	Income Taxes

The provision for income taxes for the years ended December 31, 2002 and December 31, 2001 differs from the amount which would be expected as a result of applying the statutory tax rates to the losses before income taxes due primarily to changes in the valuation allowance to fully reserve net deferred tax assets.

As of December 31, 2002 and 2001, Velagio had deferred tax assets primarily consisting of its net operating loss carryforwards. However, because of cumulative losses since inception, Velagio has recorded a full valuation allowance such that its net deferred tax asset is zero. The tax benefit recorded at the statutory rate in Velagio’s pre-tax loss in 2002 and 2001 would have been approximately $4,000 and $553,000, respectively. However, because of recognition of a full valuation allowance the effective tax rate for Velagio was zero in both 2002 and 2001.

At December 31, 2002, Velagio had available net operating loss carryforwards of approximately $1,819,598 for federal income tax purposes. Such carryforwards may be used to reduce consolidated taxable income, if any, in future years through their expiration in 2020 to 2022. Utilization of net operating loss carryforwards may be limited due to the ownership changes discussed in Note 9.

9. Subsequent Event

On September 16, 2003, all Velagio’s outstanding common stock was acquired by Microfield Group, Inc.

Item 7. Financial Statements and Exhibits.

(c)	Unaudited Interim Financial Statements of Velagio, Inc. as of and for the Six Months Ended June 30, 2003.

Velagio, Inc.
Balance Sheets

	As of	As of
	June 30,	December 31,
	2003	2002
Assets
Current assets:
Cash and cash equivalents	$283,825	$211,305
Accounts receivable	40,232	43,245
Unbilled revenue	10,620	11,100
Prepaid expenses and other current assets	430	5,430

Total current assets	335,107	271,080

Property and equipment, net	357,952	354,391
Leasehold improvements	80,538	80,538

	438,490	434,929
Accumulated depreciation and amortization	(378,301)	(350,683)

	60,189	84,246

	$395,296	$355,326

Liabilities, mandatorily redeemable convertible preferred stock and shareholders’ deficit
Current liabilities:
Accounts payable	13,047	17,633
Accrued payroll	32,698	35,316
Accrued vacation	11,495	19,477
Deferred revenue	119,900	98,250

Total current liabilities	177,140	170,676

Commitments and contingencies
Mandatorily redeemable convertible preferred stock – authorized, 20,000,000 shares of $.001 par value; 9,259259 shares of Series A issued and outstanding at June 30, 2003 and December 31, 2002	2,500,000	2,500,000

Shareholders’ deficit:
Common stock — authorized, 65,000,000 shares of $.001 par value; 40,000,000 shares issued and outstanding, at June 30, 2003 and December 31, 2002	10,000	10,000
Nonemployee stock options	2,108	2,108
Accumulated deficit	(2,293,952)	(2,327,458)

Total shareholders’ deficit	(2,281,844)	(2,315,350)

Total liabilities, mandatorily redeemable convertible preferred stock and shareholders’ deficit	$395,296	$355,326

The accompanying notes are an integral part of the financial statements

Velagio, Inc.
Statements of Operations
For the Six Months Ended June 30, 2003

	Six Months	Six Months
	Ended	Ended
	June 30, 2003	June 30, 2002
Revenue	$790,286	$992,906
Reimbursed expenses	16,212	76,125

Total services income	806,498	1,069,031
Cost of revenue	258,473	409,831
Depreciation and amortization expense	27,617	95,286
Sales, general and administrative expense	487,117	386,482

Income from operations	33,291	177,432
Interest and other expenses	(42)	(16,388)
Interest income	258	1,078

Net income	$33,507	$162,122

The accompanying notes are an integral part of the financial statements

Velagio, Inc.
Statement of Cash Flows
For the Six Months Ended June 30, 2003 and 2002

	Six Months	Six Months
	Ended	Ended
	June 30, 2003	June 30, 2002
Cash Flows From operating activities
Net income	$33,507	$162,122
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization expense	27,617	95,286
Changes in operating assets and liabilities
Accounts receivable	3,013	32,202
Unbilled revenue	480	—
Prepaid expenses and other current assets	5,000	(200)
Accounts payable	(4,586)	1,247
Accrued payroll	(2,618)	314
Accrued vacation	(7,982)	5,268
Accrued interest payable to related party	—	(13,401)
Deferred revenue	21,650	30,025

Net cash provided by operating activities	76,081	312,863

Cash flows from investing activities
Purchases of property and equipment	(3,561)	(3,916)

Cash used in financing activities
Repayment of notes payable to related party	—	(115,000)

Net increase in cash and cash equivalents	72,520	193,947
Cash and cash equivalents, beginning of period	211,305	149,663

Cash and cash equivalents, end of period	$283,825	$343,610

The accompanying notes are an integral part of the financial statements.

Velagio, Inc.
Notes to Financial Statements

1. The Company and Basis of Presentation

Velagio, Inc. was incorporated as a “C” Corp on March 17, 2000 in the state of Oregon. The Company is a consulting firm that provides the use of its experts in the development and implementation of software packages. The Company also integrates off-the-shelf software programs into current systems for customers.

The accompanying unaudited consolidated financial statements of Velagio (the “Company”) for the three and six months ended June 30, 2003 have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. The accompanying financial statements do not include all of the information and footnotes required by generally accepted accounting principles and should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto for the year ended December 31, 2002 contained herein. In the opinion of Company’s management, the unaudited consolidated financial statements for the interim periods presented include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results for such interim periods. Operating results for the three and six months ended June 30, 2003 are not necessarily indicative of the results that may be expected for the full year or any portion thereof.

2. Recent Accounting Pronouncements

In November 2002, the FASB issued FIN No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. FIN No. 45 elaborates on the existing disclosure requirements for most guarantees, and clarifies that at the time a company issues a guarantee, the company must recognize an initial liability for the fair value of the obligation it assumes under that guarantee and must disclose that information in its financial statements. The initial recognition and measurement provisions apply on a prospective basis to guarantees issued or modified after December 31, 2002. Adoption of the disclosure requirements of FIN No. 45 resulted in no additional disclosures for the Company. Adoption of the remaining provisions of FIN No. 45 is not expected to have a material impact on the Company’s financial statements.

In November 2002, EITF reached a consensus on Issue No. 00-21, Revenue Arrangements with Multiple Deliverables. EITF Issue No. 00-21 provides guidance on how to account for arrangements that involve the delivery or performance of multiple products, services and/or rights to use assets. The provisions of EITF Issue No. 00-21 applies to revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The adoption of this Statement did not have a material impact on our results of operations, financial position or cash flows.

On January 17, 2003 the FASB issued FIN No. 46, Consolidation of Variable Interest Entities. The objective of FIN No. 46 is to improve financial reporting by companies involved with variable interest entities. FIN No. 46 changes certain consolidation requirements by requiring a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity’s activities or is entitled to receive a majority of the entity’s residual returns or both. The consolidation requirements apply to entities created before February 1, 2003, no later than the beginning of the first fiscal year or interim period beginning after June 15, 2003. In December 2003, the FASB released a revised version of FIN 46 clarifying certain aspects of FIN 46 and providing certain entities with exemptions from the requirements of FIN 46. Adoption of the disclosure requirements of FIN No. 46 resulted in no additional disclosures for the Company. Adoption of the remaining provisions of FIN No. 46 is not expected to have a material impact on the

Company’s financial statements.

The Company has implemented the financial reporting disclosure requirements of SFAS 148, Accounting for Stock-based Compensation — Transition and Disclosure and Amendment to SFAS No. 123; however, accounting for stock-based compensation will continue to be performed under the guidance of APB 25. Adoption of the disclosure provisions of SFAS No. 148 did not have a significant impact on the Company’s financial statements.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires issuers to classify financial instruments within its scope as liabilities (or an asset in some cases). Prior to SFAS No. 150, many of these instruments may have been classified as equity. This Statement is effective for financial instruments entered into or modified after May 31, 2003. For instruments issued prior to May 31, 2003, this standard is to be implemented by reporting the cumulative effect of a change in accounting principle as of July 1, 2003. On November 7, 2003, the FASB issued FASB Staff Position No. FAS 150-3 (FSP 150-3), Effective Date, Disclosures, and Transition for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests under FASB Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. FSP 150-3 deferred certain aspects of FAS 150. The adoption of FAS 150 and FSP 150-3 is not expected to have a material effect on the Company’s financial statements.

3. Commitments and Contingencies

Under the terms of an operating lease agreement for office facilities, the Company is obligated for annual rental payments plus operating expenses, taxes and insurance as follows for the years ended December 31:

2003	$91,983
2004	94,759
2005	97,584

$284,326

Total expense under operating leases for the years ended December 31, 2002 and 2001 was $104,336 and $130,515, respectively.

The Company is subject to various claims, possible legal actions and other matters arising out of the normal course of its business. When it is possible to make a reasonable estimate of the Company’s liability with respect to probable claims, an appropriate provision is made. Although it is impossible to predict the outcome of any such proceedings, management believes that none of such claims will result in losses that would have a material adverse effect on the financial condition of the Company.

4. Subsequent Events

On September 16, 2003, all the Company’s outstanding common stock was acquired by Microfield Group, Inc.

Item 7. Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed with this document:

          Exhibit 2.1(i) – Agreement and Plan of Merger dated September 15, 2003, by and between Microfield Group, Inc., Christenson Technology Services, Inc., and Christenson Group LLC.

          Exhibit 2.2 (i) – Agreement and Plan of Merger dated September 15, 2003, by and between Microfield Group, Inc., Velagio, Inc., Kurt A. Underwood, and TSI Telecommunication Services, Inc.

          Exhibit 23.1 – Consent of Independent Accountants

          Exhibit 99.1(i) Indemnification Escrow Agreement dated September 15, 2003.

                              (i) Incorporated by reference to the Company’s current report on Form 8-K dated September 16, 2003, filed on October 1, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2004

Microfield Group, Inc.

/s/ William C. McCormick

William C. McCormick, Acting Chief Executive Officer